UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 7, 2013

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois		60455
(Address of Principal Executive Offices)		(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

7402 W. 100th Place, Bridgeview, Illinois

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2013, Manitex International, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the quarter and six months ended June 30, 2013 (the “Press Release”). The full text of the Press Release is being furnished as Exhibit 99.1 to this Current Report. The Company also posted presentation slides (Exhibit 99.2) that will be referenced during the conference call and webcast which will take place today August 7, 2013 at 4:30 pm eastern time to discuss the results for the quarter and six months ended June 30, 2013. Both Exhibits can be accessed from the Investor Relations section of the Company’s website at www.ManitexInternational.com.

The information in this Current Report (including Exhibit 99.1 and 99.2) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The Company references certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached Press Release. Disclosures regarding definitions of these financial measures used by the Company and why the Company’s management believes these financial measures provide useful information to investors is also included in the Press Release.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID GRANSEE
Name:	David Gransee
Title:	VP and CFO

Date: August 7, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 7, 2013

99.2	Webcast presentation slides dated August 7, 2013